                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 1, 2000, except as to Note 11, which is as of September 29, 2000, relating to the financial statements of Adaytum Software, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 29, 2000